Exhibit 4.3

EXECUTION VERSION

2024 NOTES UNIT AGREEMENT

among

DYNEGY FINANCE I, INC.,

DYNEGY FINANCE II, INC.,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Unit Agent

Dated as of October 27, 2014

2024 NOTES UNIT AGREEMENT (the “Agreement”), dated as of October 27, 2014, among DYNEGY FINANCE I, INC., a Delaware corporation (“Finance I”), DYNEGY FINANCE II, INC. a Delaware corporation (“Finance II” and, together with Finance I, the “Issuers”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as unit agent (the “Unit Agent”).

WHEREAS, Finance I proposes to issue $500,000,000 aggregate principal amount of 7.625% Senior Notes due 2024 (the “Finance I 2024 Notes”) pursuant to an Indenture, dated as of October 27, 2014 (the “Finance I 2024 Notes Indenture”), between Finance I and Wilmington Trust, National Association, as trustee (the “Finance I Trustee”);

WHEREAS, Finance II proposes to issue $750,000,000 aggregate principal amount of 7.625% Senior Notes due 2024 (the “Finance II 2024 Notes” and, together with the Finance I 2024 Notes, the “Notes”) pursuant to an Indenture, dated as of October 27, 2014 (the “Finance II 2024 Notes Indenture” and, together with the Finance I 2024 Notes Indenture, the “Indentures”), between Finance II and Wilmington Trust, National Association, as trustee (the “Finance II Trustee” and, together with the Finance I Trustee, the “Trustees”);

WHEREAS, the Finance I 2024 Notes and the Finance II 2024 Notes will initially be offered as $1,250,000,000 of units (the “Units”), with each Unit consisting of $2,000 principal amount of Finance I 2024 Notes and $3,000 principal amount of Finance II 2024 Notes;

WHEREAS, the Finance I 2024 Notes and the Finance II 2024 Notes will not be separately transferable prior to the Separation Date (as defined below); and

WHEREAS, Finance I and Finance II desire to appoint Wilmington Trust, National Association to act as their agent for the purposes set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.  Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section. Any capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the applicable Indentures.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Unit, the rules and procedures of the Depository that apply to such transfer or exchange.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Company Order” means a written order signed in the name of each of the Issuers by one Officer of each of Finance I and Finance II, which must be each Issuer’s principal executive officer, principal financial officer or principal accounting officer.

“Definitive Unit” means a certificated Unit registered in the name of the Unitholder thereof and issued in accordance with Section 9 hereof, substantially in the form of Exhibit A hereto except that such Unit shall not bear the Global Unit Legend and shall not have the “Schedule of Exchanges of Interests in the Global Unit” attached thereto.

“Depository” means, with respect to the Units issuable or issued in whole or in part in global form, the Person specified in Section 6 hereof as the Depository with respect to the Units, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Unit Legend” means the legend set forth in Section 9(f)(2), which is required to be placed on all Global Units issued under this Agreement.

“Global Units” means, individually and collectively, each of the Global Units substantially in the form of Exhibit A hereto issued in accordance with Section 4 hereof.

“IAI Global Unit” means a Global Unit substantially in the form of Exhibit A hereto bearing the Global Unit Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Units resold to Institutional Accredited Investors.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Unit through a Participant.

“Initial Purchaser” means each of Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, UBS Securities LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Credit Agricole Securities (USA), Inc., Mitsubishi UFJ Securities (USA), Inc., SunTrust Robinson Humphrey, Inc and J.P. Morgan Securities LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Issue Date” means October 27, 2014.

“Officer” means, with respect to an Issuer, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Issuer.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Unit Agent (which may be an employee of or counsel to Dynegy, any subsidiary of Dynegy or the Unit Agent), that substantially includes each of the following

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Participant” means, with respect to the Depository, a Person who has an account with the Depository.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 9(f)(1)(A) hereof to be placed on all Units issued under this Agreement except where otherwise permitted by the provisions of this Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Permanent Global Unit” means a permanent Global Unit substantially in the form of Exhibit A hereto bearing the Global Unit Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Unit upon expiration of the Restricted Period.

“Regulation S Temporary Global Unit” means a temporary Global Unit in the form of Exhibit A hereto bearing the Global Unit Legend, the Private Placement Legend and the Regulation S Temporary Global Unit Legend, each as set forth in Section 9(f), deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Units initially sold in reliance on Rule 903.

“Regulation S Temporary Global Unit Legend” means the legend set forth in Section 9(f)(3).

“Responsible Officer” means (i) when used with respect to the Unit Agent, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Unit Agent customarily performing functions similar to those performed by any of the above designated officers, in each case, who at such time shall have direct responsibility for the administration of this Agreement and, with respect to a particular matter, any other officer of the Unit Agent to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) when used with respect to any other Person, the chief executive officer, chief financial officer, treasurer or general counsel of such person.

“Restricted Definitive Unit” means a Definitive Unit bearing the Private Placement Legend.

“Restricted Global Unit” means a Global Unit bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S, the termination of which shall be December 6, 2014.

“Securities Act” means the Securities Act of 1933, as amended.

“Unitholder” means a Person in whose name a Unit is registered on the Registrar’s books.

SECTION 2.  Appointment of Unit Agent.  Each Issuer hereby appoints the Unit Agent to act as its agent in accordance with the instructions set forth in this Agreement, and the Unit Agent hereby accepts such appointment.

SECTION 3.  Issuance of Units.  All Finance I 2024 Notes and Finance II 2024 Notes issued prior to the Separation Date shall comprise part of a Unit as set forth in each Indenture and shall be attached to a Unit certificate substantially in the form of Exhibit A hereto.  The Units shall be issued in minimum denominations of $5,000 and integral multiples of $5,000 in excess of $5,000.

SECTION 4.  Form and Dating.

(a)                                 General.  The Units shall be issued in registered global form (except as otherwise permitted herein with respect to Definitive Units) without interest coupons.  The Units and the Unit Agent’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Units may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Issuers shall furnish any such notations, legends or endorsements to the Unit Agent in writing.  Each Unit shall be dated the date of its authentication.

The terms and provisions contained in the Units shall constitute, and are hereby expressly made, a part of this Agreement and the Issuers and the Unit Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of the Unit conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

(b)                                       Global Units.  Units issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Unit Legend thereon and the “Schedule of Exchanges of Interests in the Global Unit” attached thereto).  Units issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Unit Legend thereon and without the “Schedule of Exchanges of Interests in the Global Unit” attached thereto).  Each Global Unit shall represent such of the outstanding Units as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Units from time to time as reflected in the records of the Unit Agent and that the aggregate principal amount of outstanding Units represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  The Unit Agent’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Units represented thereby, in accordance with instructions given by the Unitholder thereof as required by Section 9 hereof.

(c)                                        Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Unit and the Regulation S Permanent Global Unit that are held by Participants through Euroclear or Clearstream.

SECTION 5.  Execution and Authentication.

One Officer of each of the Issuers must sign the Units by manual, facsimile or .pdf signature.

If an Officer whose signature is on a Unit no longer holds that office at the time a Unit is authenticated, the Unit will nevertheless be valid.

A Unit will not be valid until authenticated by the manual signature of the Unit Agent.  The signature will be conclusive evidence that the Unit has been authenticated under this Agreement. A Unit shall be dated the date of its authentication.

The Unit Agent shall, upon receipt of a Company Order, authenticate Units for original issue under this Agreement.  Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuers or their duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.

The Unit Agent may appoint an authenticating agent acceptable to the Issuers to authenticate Units.  An authenticating agent may authenticate Units whenever the Unit Agent may do so.  Each reference in this Agreement to authentication by the Unit Agent includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Unitholders, the Issuers or an affiliate of each Issuer.

SECTION 6.  Registrar and Paying Agent.

(a)                                       The Issuers will maintain an office or agency where Units may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Unitholders and of the Units and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional Paying Agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Unitholder.  The Issuers will notify the Unit Agent in writing of the name and address of any Agent not a party to this Agreement.  Either of the Issuers may act as Paying Agent or Registrar.

(b)                                       The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Units.

(c)                                        The Issuers initially appoint the Unit Agent to act as the Registrar and Paying Agent with respect to the Global Units.

SECTION 7.  Paying Agent to Hold Money in Trust.  The Issuers will require each Paying Agent other than the Unit Agent to agree in writing that the Paying Agent (i) will hold in trust for the benefit of Unitholders or the Unit Agent all money held by the Paying Agent for the payment of principal, premium or interest on the Units and (ii) will notify the Unit Agent in writing of any default by either of the Issuers in making any such payment.  While any such default continues, the Unit Agent may require a Paying Agent to pay all money held by it to the Unit Agent.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Unit Agent.  Upon payment over to the Unit Agent, the Paying Agent (if other than an Issuer) will have no further liability for the money.  If either of the Issuers acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Unitholders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to Finance I or Finance II, the Unit Agent will serve as Paying Agent for the Units.

SECTION 8.  Unitholder Lists.   The Unit Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Unitholders.  If the Unit Agent is not the Registrar, the Issuers shall furnish to the Unit Agent at least seven Business Days before each interest payment date and at such other times as the Unit Agent may request in writing, a list in such form and as of such date as the Unit Agent may reasonably require of the names and addresses of the Unitholders.

SECTION 9.  Transfer and Exchange.

(a)                                       Transfer and Exchange of Global Units.  A Global Unit may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.  Global Units may be exchanged by the Issuers for Definitive Units if:

(1)                                 the Issuers deliver to the Unit Agent notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuers within 120 days after the date of such notice from the Depository; or

(2)                                 the Issuers in their sole discretion determine that the Global Units (in whole but not in part) should be exchanged for Definitive Units and deliver an Officer’s Certificate to such effect to the Unit Agent; provided that in no event shall the Regulation S Temporary Global Unit be exchanged for Definitive Units prior to (i) the expiration of the Restricted Period and (ii) the receipt by the Registrar of any certificates required under the provisions of Regulation S.

Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Units shall be issued in such names and in any approved denominations as the Depository shall instruct the Unit Agent.  A Global Unit may not be exchanged for another Unit other than as provided in this Section 9(a), however, beneficial interests in a Global Unit may be transferred and exchanged as provided in Sections 9(b), (c) and (d) hereof.

(b)                                       Transfer and Exchange of Beneficial Interests in the Global Units.  The transfer and exchange of beneficial interests in the Global Units shall be effected through the Depository, in accordance with the provisions of this Agreement and the Applicable Procedures.  Transfers of beneficial interests in the Global Units also will require compliance with either subparagraphs (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Unit.  Beneficial interests in any Restricted Global Unit may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Unit in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Unit may not be made to a U.S. Person (as defined in Regulation S) or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Unit may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Unit.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 9(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Units.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 9(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Unit in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the

Depository to cause to be issued a Definitive Unit in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Unit shall be registered to effect the transfer or exchange referred to in (i) above;

provided that in no event shall Definitive Units be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Unit prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Unit.  A beneficial interest in any Restricted Global Unit may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Unit if the transfer complies with the requirements of Section 9(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Unit, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Unit or the Regulation S Permanent Global Unit, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Unit, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(c)                                        Transfer or Exchange of Beneficial Interests in Global Units for Definitive Units.  Transfers or exchanges of beneficial interests in Global Units for Definitive Units shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 9(b)(2) hereof, and to the requirements set forth below in this Section 9(c).

(1)                                 Beneficial Interests in Restricted Global Units to Restricted Definitive Units.  If any Unitholder of a beneficial interest in a Restricted Global Unit proposes to exchange such beneficial interest for a Restricted Definitive Unit or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Unit, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Unitholder of such beneficial interest in a Restricted Global Unit proposes to exchange such beneficial interest for a Restricted Definitive Unit, a certificate from such Unitholder in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(E)                                if such beneficial interest is being transferred to Dynegy or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Unit Agent shall cause the aggregate principal amount of the applicable Global Unit to be reduced accordingly pursuant to Section 9(g) hereof, and the Issuers shall execute and, upon receipt of a Company Order in accordance with Section 5 hereof, the Unit Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Unit in the appropriate principal amount.  Any Definitive Unit issued in exchange for a beneficial interest in a Restricted Global Unit pursuant to this Section 9(c) shall be registered in such name or names and in such authorized denomination or denominations as the Unitholder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant.  The Unit Agent shall deliver such Definitive Units to the Persons in whose names such Units are so registered.  Any Definitive Unit issued in exchange for a beneficial interest in a Restricted Global Unit pursuant to this Section 9(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Regulation S Temporary Global Units to Definitive Units.  Notwithstanding Sections 9(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Unit may not be exchanged for a Definitive Unit or transferred to a Person who takes delivery thereof in the form of a Definitive Unit prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d)                                       Transfer and Exchange of Restricted Definitive Units to Beneficial Interests in Restricted Global Units.  If any Unitholder of a Restricted Definitive Unit proposes to exchange such Unit for a beneficial interest in a Restricted Global Unit or to transfer such Restricted Definitive Units to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Unit, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Unitholder of such Restricted Definitive Unit proposes to exchange such Unit for a beneficial interest in a Restricted Global Unit, a certificate from such Unitholder in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(B)                               if such Restricted Definitive Unit is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Unit is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of

Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Unit is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(E)                                if such Restricted Definitive Unit is being transferred to Dynegy or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Unit Agent will cancel the Restricted Definitive Unit, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Unit, in the case of clause (B) above, the 144A Global Unit and in the case of clause (C) above, the Regulation S Global Unit, and in all other cases, the IAI Global Unit.

(e)                                        Transfer and Exchange of Definitive Units for Definitive Units.

(1)                                 Upon request by a Unitholder of Definitive Units and such Unitholder’s compliance with the provisions of this Section 9(e), the Registrar shall register the transfer or exchange of Definitive Units.  Prior to such registration of transfer or exchange, the requesting Unitholder must present or surrender to the Registrar the Definitive Units duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Unitholder or by its attorney, duly authorized in writing.  In addition, the requesting Unitholder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 9(e).

(2)                                 Any Restricted Definitive Unit may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Unit if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904 of Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(f)                                         Legends.  The following legends will appear on the face of all Global Units and Definitive Units issued under this Agreement.

(1)                                 Private Placement Legend.

(A)                               Each Global Unit and each Definitive Unit (and all Units issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS UNIT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS UNIT IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS UNIT, RESELL OR OTHERWISE TRANSFER THIS UNIT EXCEPT (A) TO THE ISSUERS, DYNEGY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE UNIT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS UNIT (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE UNIT AGENT FOR THIS UNIT), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS UNIT IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS UNIT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS UNIT, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE UNITHOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE UNIT AGENT AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EACH OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(2)                                 Global Unit Legend.  Each Global Unit will bear a legend in substantially the following form:

“THIS GLOBAL UNIT IS HELD BY THE DEPOSITORY (AS DEFINED IN THE UNIT AGREEMENT GOVERNING THIS UNIT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE UNIT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 4 AND SECTION 9 OF THE UNIT AGREEMENT, (2) THIS GLOBAL UNIT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 9(a) OF THE UNIT AGREEMENT, (3) THIS GLOBAL UNIT MAY BE DELIVERED TO THE UNIT AGENT FOR CANCELLATION PURSUANT TO SECTION 14 OF THE UNIT AGREEMENT AND (4) THIS GLOBAL UNIT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF EACH OF DYNEGY FINANCE I, INC. AND DYNEGY FINANCE II, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR UNITS IN DEFINITIVE FORM, THIS UNIT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR RESPECTIVE AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                 Regulation S Temporary Global Unit Legend.  The Regulation S Temporary Global Unit will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL UNIT, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE UNIT AGREEMENT (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL UNIT SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS UNIT MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.”

(g)                                  Cancellation and/or Adjustment of Global Units.  At such time as all beneficial interests in a particular Global Unit have been exchanged for Definitive Units or a particular Global Unit has been redeemed, repurchased or canceled in whole and not in part, each such Global Unit shall be returned to or retained and canceled by the Unit Agent in accordance with Section 14 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Unit is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Unit or for Definitive Units, the principal amount of Units represented by such Global Unit will be reduced accordingly and a notation will be made on the records maintained by the Unit Agent or by the Depository at the direction of the Unit Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Unit, such other Global Unit will be increased accordingly and a notation will be made on the records maintained by the Unit Agent or by the Depository at the direction of the Unit Agent to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuers shall execute and the Unit Agent shall authenticate Global Units and Definitive Units upon receipt of a Company Order in accordance with Section 5 hereof or at the Registrar’s request.

(2)                                 No service charge shall be made to a Unitholder of a Global Unit or to a Unitholder of a Definitive Unit for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 12 hereof.

(3)                                 The Registrar shall not be required to register the transfer of or exchange any Unit selected for redemption in whole or in part, except the unredeemed portion of any Unit being redeemed in part.

(4)                                 All Global Units and Definitive Units issued upon any registration of transfer or exchange of Global Units or Definitive Units shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Global Units or Definitive Units surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Issuers shall be required:

(A)                               to register the transfer of or to exchange any Unit if the Finance I 2024 Note or any Finance II 2024 Note underlying such Unit have been selected for redemption in whole or in part, except the unredeemed portion of any Unit where the Finance I 2024 Notes or Finance II 2024 Notes underlying such Unit are being redeemed in part; or

(B)                               to register the transfer of or to exchange a Unit between a record date and the next succeeding interest payment date of any Finance I 2024 Note or Finance II 2024 Note underlying such Unit.

(6)                                 Prior to due presentment for the registration of a transfer of any Unit, the Unit Agent, any Agent and the Issuers may deem and treat the Person in whose name any Unit is registered as the absolute owner of such Unit for the purpose of receiving payment of principal of and interest on the Finance I 2024 Notes and the Finance II 2024 Notes underlying such Units and for all other purposes, and none of the Unit Agent, any Agent or the Issuers shall be affected by notice to the contrary.

(7)                                 The Unit Agent shall authenticate Global Units and Definitive Units in accordance with the provisions of Section 5 hereof.

(8)                                 All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 9 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                 Notwithstanding anything contained herein to the contrary, neither the Unit Agent nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or, in the case of a governmental plan or a church plan (as described in ERISA Sections 3(32) and 3(33), respectively) any substantially similar federal, state or local law), the Code or the Investment Company Act.

SECTION 10.  Replacement Units.

(a)                                 If any mutilated Unit is surrendered to the Unit Agent or the Issuers and the Unit Agent receives evidence to its satisfaction of the destruction, loss or theft of any Unit, the Issuers will issue and the Unit Agent, upon receipt of a Company Order, will authenticate a replacement Unit if the Unit Agent’s requirements are met.  An indemnity bond must be supplied by the Unitholder that is sufficient in the judgment of the Unit Agent and the Issuers to protect the Issuers, the Unit Agent, any Agent and any authenticating agent from any loss that any of them may suffer if a Unit is replaced.  The Issuers may charge for their expenses in replacing a Unit.

(b)                                 Every replacement Unit is an additional obligation of the Issuers and will be entitled to all of the benefits of this Agreement equally and proportionately with all other Units duly issued hereunder.

SECTION 11.  Outstanding Units.

(a)                                 The Units outstanding at any time are all the Units authenticated by the Unit Agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Unit effected by the Unit Agent in accordance with the provisions hereof, and those described in this Section 11 as not outstanding.  Except as set forth in Section 12 hereof, a Unit does not cease to be outstanding because the Issuers or an affiliate of the Issuers holds the Unit.

(b)                                 If a Unit is replaced pursuant to Section 10 hereof, it ceases to be outstanding unless the Unit Agent receives proof satisfactory to it that the replaced Unit is held by a protected purchaser.

SECTION 12.  Treasury Units.   In determining whether the Unitholders of the required principal amount of Units have concurred in any direction, waiver or consent, Units owned by either Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, will be considered as though not outstanding, except that for the purposes of determining whether the Unit Agent will be protected in relying on any such direction, waiver or consent, only Units that a Responsible Officer of the Unit Agent actually knows are so owned will be so disregarded.

SECTION 13.  Temporary Units.

(a)                                 Until certificates representing Units are ready for delivery, the Issuers may prepare and the Unit Agent, upon receipt of a Company Order, will authenticate temporary Units.  Temporary Units will be substantially in the form of certificated Units but may have variations that the Issuers consider appropriate for temporary Units and as may be reasonably acceptable to the Unit Agent.  Without unreasonable delay, the Issuers will prepare and the Unit Agent will authenticate definitive Units in exchange for temporary Units.

(b)                                 Unitholders of temporary Units will be entitled to all of the benefits of this Agreement.

SECTION 14.  Cancellation.   The Issuers at any time may deliver Units to the Unit Agent for cancellation.  The Registrar and Paying Agent will forward to the Unit Agent any Units surrendered to them for registration of transfer, exchange or payment.  The Unit Agent and no one else will cancel all Units surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner.  Certification of the disposition of all canceled Units will be delivered to the Issuers at either Issuer’s written request.  The Issuers may not issue new Units to replace Units that have been delivered to the Unit Agent for cancellation.

SECTION 15.  CUSIP Numbers.  The Issuers in issuing the Units may use “CUSIP” numbers (if then generally in use), and, if so, the Unit Agent shall use “CUSIP” numbers in notices of redemption as a convenience to Unitholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Units or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Units, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Unit Agent in writing of any change in the “CUSIP” numbers.

SECTION 16.  Separation of the Finance I 2024 Notes and the Finance II 2024 Notes.  (a)  The Finance I 2024 Notes and the Finance II 2024 Notes shall not be separately transferable until the Separation Date.  The “Separation Date” shall be the date on which (i) a Duke Midwest Special Mandatory Redemption with respect to the Finance I 2024 Notes or an EquiPower Special Mandatory Redemption with respect to the Finance II 2024 Notes (as such terms are defined in the Finance I 2024 Notes Indenture and the Finance II 2024 Notes Indenture, respectively) has occurred pursuant to Section 3.08 under the Finance I 2024 Notes Indenture or the Finance II 2024 Notes Indenture, as applicable, (ii) the automatic exchange of either the Finance I 2024 Notes or the Finance II 2024 Notes has occurred pursuant to Section 2.08 under the Finance I 2024 Notes Indenture or the Finance II 2024 Notes Indenture, as applicable, or (iii) as determined in the sole discretion of Morgan Stanley & Co. LLC following the occurrence of an Event of Default set forth in Sections 6.01(1), (2) or (6) under the Finance I 2024 Notes Indenture or the Finance II 2024 Notes Indenture.

(b)                                 In the event that separation of Units occurs, on the Separation Date, (i) the Issuers shall notify the Unit Agent and the Trustees, with a copy of such notice to DTC, of such separation, (ii) Finance I may remove the Unit Legend (as defined in the Finance I 2024 Notes Indenture) from the Finance I 2024 Notes as set forth in Section 2.06(g)(5)(ii) of the Finance I 2024 Notes Indenture, (iii) Finance II may remove the Unit Legend (as defined in the Finance II 2024 Notes Indenture) from the Finance II 2024 Notes as set forth in Section 2.06(g)(5)(ii) of the Finance II 2024 Notes Indenture and (iv) the Issuers shall take such other actions as are necessary for the Finance I Notes and the Finance II Notes to be separately transferable and the Unit Agent shall cooperate as directed by the Issuers in connection with any such actions.

SECTION 17.  Unit Agent.  (a)                                                     It is understood and agreed that the use of the term “agent” herein with reference to the Unit Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                                 The Unit Agent shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Unit Agent:

(1)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a default has occurred and is continuing;

(2)                                 shall not be liable for any action taken or not taken by it in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment;

(3)                                 shall in no event be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; and

(4)                                 shall not be liable for any action taken or not taken by it at the direction of the Issuers.

(c)                                  With effect from the Separation Date, the Unit Agent shall be discharged from its duties and obligations hereunder.

(d)                                 Except as otherwise modified herein, the Unit Agent shall enjoy the same rights, protections and immunities granted to the Trustees under Article 7 of each of the Indentures.

(e)                                  The Issuers, jointly and severally, shall reimburse the Unit Agent promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Unit Agent’s agents and counsel.

(f)                                   The Issuers, jointly and severally, shall indemnify the Unit Agent and hold it harmless from and against any and all losses, liabilities, claims, damages, costs or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties or the exercise of its rights under this Agreement, including the reasonable and documented costs and expenses of enforcing this Agreement against the Issuers and defending itself against any claim (whether asserted by the Issuers, Dynegy Inc., any holder of Units or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or bad faith or willful misconduct.  The Unit Agent will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Unit Agent to so notify the Issuers will not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the third-party claim and the Unit Agent shall cooperate in the defense.  The Unit Agent may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  Neither of the Issuers shall have to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The obligations of the Issuers under this Section 17 shall survive the resignation or removal of the Unit Agent, the Separation Date, and any other termination of this Agreement.

SECTION 18.  Notices to the Issuers, the Trustees and the Unit Agent.  Any notice or communication given pursuant this Agreement is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier, email or overnight air courier guaranteeing next day delivery, to the others’ address:

If to Finance I or Finance II:

Dynegy Finance I, Inc./Dynegy Finance II, Inc.

c/o Dynegy Inc.

601 Travis Street

Suite 1400

Houston, Texas 77002
Telecopier No.: (713) 507-6588

Email: Catherine.Callaway@dynegy.com
Attention:  General Counsel

With a copy to:
White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Telecopier No.: (212) 354-8113

Email: gkashar@whitecase.com

Attention: Gary Kashar, Esq.

If to the Finance I Trustee or the Finance II Trustee:

Wilmington Trust, National Association

166 Mercer Street, Suite 2R

New York, NY 10012

Telecopier No.: (212) 343-1079

Email: btrayger@WilmingtonTrust.com

Attention: Global Capital Markets

If to the Unit Agent:

Wilmington Trust, National Association

166 Mercer Street, Suite 2R

New York, NY 10012

Telecopier No.: (212) 343-1079

Email: btrayger@WilmingtonTrust.com

Attention: Global Capital Markets

The parties hereto by notice to the other parties may designate additional or different addresses for subsequent communications or notice.  Any notice to be mailed to a holder of Units shall be mailed to the address for such holder as it appears on the register of Units maintained by the Unit Agent.  Copies of any such communication shall also be mailed to the applicable Trustee and the Unit Agent.

The Unit Agent shall furnish the Issuers and the Trustees, promptly when requested, with a list of registered holders of Units for the purpose of mailing any notice or communication to the holders of the Notes and at such other times as may be reasonably requested.

SECTION 19.  Supplements and Amendments.  The Issuers and the Unit Agent may from time to time supplement or amend this Agreement without the approval of any holders of Units (a) in order to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or the Indentures or (c) to address any other matters or questions arising hereunder which Finance I, Finance II, the Finance I Trustee, the Finance II Trustee and

the Unit Agent may deem necessary or desirable and which shall not adversely affect the legal rights of the holders of Units.  The Issuers and the Unit Agent may otherwise from time to time supplement or amend this Agreement with the consent of the holders of a majority in aggregate principal amount of the Units then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Units).  The Unit Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel and an officers’ certificate, each stating that the execution of any amendment or supplement authorized pursuant to this Section is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied.  Such opinion of counsel shall not be an expense of the Unit Agent.

SECTION 20.  Successors.  All agreements of Finance I, Finance II and the Unit Agent in this Agreement will bind their successors.

SECTION 21.  Governing Law.  THIS AGREEMENT AND THE UNITS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 22.  Counterparts.  The parties may sign any number of copies of this Agreement.  Each signed copy will be an original, but all of them together represent the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first written above.

DYNEGY FINANCE I, INC.

By:	/s/ Clint C. Freeland
Name:	Clint C. Freeland
Title:	Executive Vice President & Chief Financial Officer

DYNEGY FINANCE II, INC.

By:	/s/ Clint C. Freeland
Name:	Clint C. Freeland
Title:	Executive Vice President & Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Unit Agent

By:	/s/ Boris Treyger
Name:	Boris Treyger
Title:	Vice President

Exhibit A

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Unit Agreement]

[Insert the Global Unit Legend, if applicable pursuant to the provisions of the Unit Agreement]

[Insert the Regulation S Temporary Global Unit Legend, if applicable pursuant to the provisions of the Unit Agreement]

[Face of Unit]

CUSIP/ISIN:                     /

DYNEGY FINANCE I, INC.

DYNEGY FINANCE II, INC.

No.

$                         Units

This Unit certificate issued to [Cede & Co.], or registered assigns, represents an aggregate of $                         Units, each Unit consisting of (i) $2,000 principal amount of 7.625% Senior Notes due 2024 (the “Finance I 2024 Notes”) of Dynegy Finance I, Inc., a Delaware corporation (“Finance I”), issued pursuant to the Indenture, dated as of October 27, 2014 (the “Finance I Indenture”), between Finance I and Wilmington Trust, National Association, as trustee, and (ii) $3,000 principal amount of 7.625% Senior Notes due 2024 (the “Finance II 2024 Notes”) of Dynegy Finance II, Inc., a Delaware corporation (“Finance II”), issued pursuant to the Indenture, dated as of October 27, 2014 (the “Finance II Indenture” and, together with the Finance I Indenture, the “Indentures”), between Finance II and Wilmington Trust, National Association, as trustee.  The Finance I 2024 Notes and the Finance II 2024 Notes comprising part of the Units represented by this certificate are attached hereto as Annex A and Annex B, respectively.

Each transfer of a Unit shall result in a transfer of the Finance I 2024 Notes and the Finance II 2024 Notes which such Unit represents and all such transfers shall be made in accordance with (i) Sections 4 through 15 of the Unit Agreement, dated as of October 27, 2014, among Finance I, Finance II and Wilmington Trust, National Association, as unit agent, (ii) Article 2 of the Finance I Indenture with respect to the Finance I 2024 Notes and (iii) Article 2 of the Finance II Indenture with respect to the Finance II 2024 Notes.

Upon the first of Finance I or Finance II to merge into Dynegy Inc. (“Dynegy”) and the assumption by Dynegy of the obligations under the Finance I Notes or the Finance II Notes, as applicable, and under the applicable Indenture as set forth in Section 2.07(b) of such Indenture, the Units shall be assigned new CUSIP numbers.

THIS UNIT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:  October 27, 2014

DYNEGY FINANCE I, INC.

By:
Name:
Title:

DYNEGY FINANCE II, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:

Assignment Form

To assign this Unit, fill in the form below:

(I) or (we) assign and transfer this Unit

to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Unit on the books of Finance I and Finance II.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Unit)

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Unit Agent).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL UNIT*

The following exchanges of a part of this Global Unit for an interest in another Global Unit or for a Definitive Unit, or exchanges of a part of another Global Unit or Definitive Unit for an interest in this Global Unit, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Unit	Amount of increase in Principal Amount of this Global Unit	Principal Amount of this Global Unit following such decrease (or increase)	Signature of authorized officer of Unit Agent

* This schedule should be included only if the Unit is issued in global form.

Annex A

[Attach Finance I 2024 Notes comprising part of the Unit]

Annex B

[Attach Finance II 2024 Notes comprising part of the Unit]

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Dynegy Finance I, Inc.

c/o Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
Attention: General Counsel

Dynegy Finance II, Inc.

c/o Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
Attention: General Counsel

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Attention: Dynegy Administrator

Re: Units due 2024

Reference is hereby made to the Unit Agreement, dated as of October 27, 2014 (the “Unit Agreement”), among Dynegy Finance I, Inc. (“Finance I”), Dynegy Finance II, Inc. (“Finance II” and, together with Finance I, the “Issuers”) and Wilmington Trust, National Association, as unit agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Unit Agreement.

, (the “Transferor”) owns and proposes to transfer the Unit[s] or interest in such Unit[s] specified in Annex A hereto, in the principal amount of $                 in such Unit[s] or interests (the “Transfer”), to                                                          (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐ Check if Transferee will take delivery, of a beneficial interest in the 144A Global Unit or a Restricted Definitive Unit pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Unit is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Unit for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Unit Agreement, the transferred beneficial interest or Definitive Unit will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Unit and/or the Restricted Definitive Unit and in the Unit Agreement and the Securities Act.

2.             ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Unit or a Restricted Definitive Unit pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Unit Agreement, the transferred beneficial interest or Definitive Unit will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Unit and in the Unit Agreement and the Securities Act.

3.             ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Unit or a Restricted Definitive Unit pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Units and Restricted Definitive Units and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐ such Transfer is being effected to each Issuer or a subsidiary thereof;

or

(c)           ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Unit or Restricted Definitive Units and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit C to the Unit Agreement and (2) if such Transfer is in respect of a principal amount of Units at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Unit Agreement, the transferred beneficial interest or Definitive Unit will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Unit and/or the Restricted Definitive Units and in the Unit Agreement and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐ a beneficial interest in the:

☐ 144A Global Unit (CUSIP                  ), or

☐ Regulation S Global Unit (CUSIP      ),or

☐ IAI Global Unit (CUSIP                    ); or

(b)           ☐ a Restricted Definitive Unit.

After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐ a beneficial interest in the:

(i)            ☐ 144A Global Unit (CUSIP             ), or

(ii)           ☐ Regulation S Global Unit (CUSIP                ) , or

(iii)          ☐ IAI Global Unit (CUSIP                ); or

(b)           ☐ a Restricted Definitive Unit,

in accordance with the terms of the Unit Agreement.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

Dynegy Finance I, Inc.

c/o Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
Attention: General Counsel

Dynegy Finance II, Inc.

c/o Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
Attention: General Counsel

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Attention: Dynegy Administrator

Re: Units due 2024

Reference is hereby made to the Unit Agreement, dated as of October 27, 2014 (the “Unit Agreement”), between Dynegy Finance I, Inc. (“Finance I”), Dynegy Finance II, Inc. (“Finance II” and, together with Finance I, the “Issuers”) and Wilmington Trust, National Association, as unit agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Unit Agreement.

, (the “Owner”) owns and proposes to exchange the Unit[s] or interest in such Unit[s] specified herein, in the principal amount of $                    in such Unit[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

(1)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Unit to Restricted Definitive Unit.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Unit for a Restricted Definitive Unit with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Unit is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Unit Agreement, the Restricted Definitive Unit issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Unit and in the Unit Agreement and the Securities Act.

(2)           ☐ Check if Exchange is from Restricted Definitive Unit to beneficial interest in a Restricted Global Unit.  In connection with the Exchange of the Owner’s Restricted Definitive Unit for a beneficial interest in the [CHECK ONE] ☐ 144A Global Unit, ☐ Regulation S Global Unit, ☐ IAI Global Unit with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Units and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Unit Agreement, the beneficial interest issued will be subject to the restrictions on transfer

C-1

enumerated in the Private Placement Legend printed on the relevant Restricted Global Unit and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2